                                                            Rule 424(b)(3)
                                       Registration Statement No. 333-21901

Pricing Supplement No. 24
Dated May 1, 1997

(To Prospectus dated February 24, 1997 and
Prospectus Supplement dated February 24, 1997)


                  INTERNATIONAL LEASE FINANCE CORPORATION

                              $500,000,000
                        Medium-Term Notes, Series I

Principal Amount: $30,000,000

Issue Price: $30,000,000

CUSIP: 45974VSX7

Settlement Date:        May 6, 1997

Stated Maturity (date): April 3, 2000

Interest Rate: 6.69%

Overdue Rate (if any): Not applicable

Redeemable by the Company on or after: Not applicable

Repayable at the option of the holder on: Not applicable

Optional Reset Dates: Not applicable

Extension Periods: Not applicable

Final Maturity: Not applicable

Repurchase Price (for Original Issue Discount Notes): Not applicable

Type of Note (check one):
      Book-Entry Note  _X___
      Certificated Note____

Other Provisions: